Exhibit 99.1

BigCommerce Invests in Becoming World’s Most Powerful Platform for Global

Omnichannel Commerce with Acquisition of Feedonomics

Leading Open SaaS ecommerce platform and leading data feed optimization platform combine best-in-class capabilities to help merchants increase cross-channel sales of products everywhere people shop online

Joint functionality streamlines merchant integrations with 100+ global marketplaces and advertising channels, including Google, Facebook, Microsoft Ads, Amazon, Walmart, eBay,

Wish, Pinterest and Snapchat, among others

AUSTIN, Texas – July 27, 2021 – BigCommerce (Nasdaq: BIGC), a leading Open SaaS ecommerce platform for fast-growing and established brands, today announced it has acquired Feedonomics in an asset purchase transaction. As a full-service data feed management platform, Feedonomics helps mid-market and enterprise merchants succeed on hundreds of advertising channels and marketplaces by ingesting, unifying, enhancing, and syndicating product data, and then syncing the resulting order data back into existing systems to streamline operations.

“This acquisition reflects our strong belief that Feedonomics offers the world’s best product feed optimization and syndication solution for merchants looking to optimize their advertising and selling via search engines, ad networks, social media sites and marketplaces. On average, these channels represent ecommerce merchants’ largest non-direct source of sales and one of the largest spending line items,” said Brent Bellm, CEO at BigCommerce. “With Feedonomics, BigCommerce merchants maximize their omnichannel sales and return on ad spend (ROAS) by connecting, transforming and enhancing their product data across hundreds of global channels. The combination catapults our ability to deliver the world’s most powerful ecommerce platform for omnichannel selling.”

In the US, ecommerce channel ad spending is expected to surpass $41 billion by the end of 2024, representing nearly 15% of all digital ad spend1. Together, BigCommerce and Feedonomics will provide merchants with the ability to seamlessly connect the dots between their back-end operations and their sales, marketing and advertising channels to drive higher ROAS, higher conversion and ultimately, higher GMV.

“Early on in our relationship with BigCommerce, we recognized the amazing synergy between our two organizations, and have found both companies to be completely aligned with respect to our visions, market approach and culture,” said Shawn Lipman, CEO at Feedonomics. “With BigCommerce servicing the critical layer of the ecommerce stack and Feedonomics providing best-in-class technology and service to list products everywhere, merchants of all sizes will be able to take advantage of our true omnichannel ecommerce offerings, to grow their businesses in an increasingly digital-first world.”

“When it comes to data feed manipulation and syndication, no company comes close to Feedonomics – we’ve found it to be the most flexible platform for manipulating data feeds,” said Ryan Garrow, director of partnerships and client solutions at Logical Position. “The joint technology of BigCommerce and Feedonomics, when partnered with an agency to help support feed optimization and management, creates a powerful solution to help improve the effectiveness of their search and ad spend and, in turn, achieve higher site traffic and revenue.”

“The efficiency with which Feedonomics accurately maps our product data to the Google schema and then extends that to other channels has driven significant business benefits for us in recent years,” said Ken Natori, president at Natori. “Combining Feedonomics’ data feed management with the omnichannel capabilities natively available in BigCommerce creates an outsized opportunity for businesses like Natori to leverage enriched product data directly within new marketplaces, social channels and ad networks, ultimately creating a more unified shopper experience.”

“As a company that manages more than 50,000 SKUs and sells everyday essentials across seven distinct channels, the combination of BigCommerce and Feedonomics is a great solution to help ensure we’re maximizing our data optimization — especially on established channels like Amazon, eBay and Google,” said Ghiselle La Russo, head of marketplaces at Vitabox. “It allows us to treat BigCommerce as our central hub, then use Feedonomics to transform that data, which provides the best ROI for the effort rather than manually working through each channel individually.”

BigCommerce acquired the assets of Feedonomics for up to approximately $145 million, with approximately $80 million in cash paid at closing and up to $32.5 million to be paid at each of the first and second anniversaries of closing or upon the earlier achievement of certain milestones. BigCommerce may elect to make the anniversary payments partially or entirely in shares of its Series 1 common stock in lieu of cash.

[1]	“US Ecommerce Channel Ad Spending, 2019-2024.” Insider Intelligence. March 1, 2021.

Conference Call Information

BigCommerce will host a conference call and webcast today, July 27, 2021, at 4:00 p.m. CT (5:00 p.m. ET) to discuss the acquisition. The conference call can be accessed by dialing (833) 519-1347 from the United States or Canada or (914) 800-3909 internationally with conference ID 4355557. The live webcast of the conference call and other materials related to the acquisition can be accessed from BigCommerce’s investor relations website at http://investors.bigcommerce.com.

Following the completion of the call through 8:00 p.m. ET on Tuesday, August 3, 2021, a telephone replay will be available by dialing (855) 859-2056 from the United States and Canada or (404) 537-3406 internationally with conference ID 4355557. A webcast replay will also be available at http://investors.bigcommerce.com for 12 months.

About BigCommerce

BigCommerce (Nasdaq: BIGC) is a leading software-as-a-service (SaaS) ecommerce platform that empowers merchants of all sizes to build, innovate and grow their businesses online. As a leading Open SaaS solution, BigCommerce provides merchants sophisticated enterprise-grade functionality, customization and performance with simplicity and ease-of-use. Tens of thousands of B2B and B2C companies across 150 countries and numerous industries use BigCommerce to create beautiful, engaging online stores, including Ben & Jerry’s, Molton Brown, S.C. Johnson, Skullcandy, Sony and Vodafone. Headquartered in Austin, BigCommerce has offices in San Francisco, Sydney and London. For more information, please visit www.bigcommerce.com or follow us on Twitter, LinkedIn, Instagram and Facebook.

BigCommerce® is a registered trademark of BigCommerce Pty. Ltd. Third-party trademarks and service marks are the property of their respective owners.

About Feedonomics

Feedonomics combines best-in-class technology and service to list products everywhere people shop online, including Google Shopping, Amazon, and Facebook. As a leading data feed management platform, Feedonomics provides full-service solutions and 24/7 support to help thousands of the world’s most prolific brands, online retailers, and advertising agencies improve data quality and product discovery across hundreds of advertising channels and marketplaces. For more information, visit www.feedonomics.com.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the forward-looking statements. These assumptions, uncertainties and risks include that, among others, we may not realize the anticipated benefits of the acquisition of Feedonomics’ assets, we may be unsuccessful in integrating Feedonomics’ business, personnel and information technology systems with our own, we operate in competitive markets, our business would be harmed by any significant interruptions, delays or outages in services from our platform or certain social media platforms, and a cybersecurity-related attack, significant data breach or disruption of the information technology systems or networks, including any delays or disruptions related to our integration of Feedonomics’ business or information technology systems, could negatively affect our business. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission (the “SEC”), including our final prospectus under Rule 424(b) filed with the SEC on November 16, 2020, our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 26, 2021, and other reports filed with the SEC from time to time. Forward-looking statements speak only as of the date the statements are made and are based on information available to BigCommerce at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. BigCommerce assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Media Contact

Rachael Hensley

rachael.hensley@bigcommerce.com